SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 9, 2011
UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with Zip Code)
(714) 820-1000
(Registrant’s telephone number, including area code):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders	1
SIGNATURES	2

Item 5.07 Submission of Matters to a Vote of Security Holders.
Universal Electronics Inc. (the “Company”) held its annual meeting of stockholders on June 9, 2011, and the following matters were voted on at that meeting:
     1. The election of the following director who will serve until his respective successor is elected and qualified or until his earlier death or resignation:

Director	For	Withheld	Non-Votes	Uncast
Paul D. Arling	10,779,475	668,191	1,500,708	0
     2. Stockholders approved an advisory resolution on the Company’s executive compensation as follows:

For	Against	Abstain	Non-Votes	Uncast
9,069,613	2,345,621	32,432	1,500,708	0
     3. Stockholders voted, on an advisory basis, on the preferred frequency of holding future advisory votes on executive compensation as follows:

1 Year	2 Yeas	3 Years	Abstain	Non-Votes	Uncast
6,339,881	88,739	4,986,190	32,856	1,500,708	0
     4. The ratification of the appointment of the independent registered public accounting firm Grant Thornton LLP was approved by the following vote:

For	Against	Abstain	Non-Votes	Uncast
12,786,614	160,322	1,438	0	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.
Date: June 17, 2011	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)